FLAMINGO EXECUTIVE OFFICES

CORPORATE IDENTITY WITH OFFICE

This Lease made this 18th day of February 2003, in the city of Las Vegas, County of Clark, State of Nevada, herein referred to as "Flamingo Investments Family, Limited Partnership" (LESSOR) and "XSinventory and Michael Evangelista individually", City of Las Vegas, County of Clark, State of Nevada, herein referred to as "LESSEE".

In consideration of the mutual covenants contained herein, the parties agree as follows:

SECTION 1

DESCRIPTION OF PREMISES

Lessor hereby leases to Lessee and the Lessee hereby accepts from Lessor, the following premises located at 2950 EAST FLAMINGO ROAD, CITY OF LAS VEGAS, COUNTY OF CLARK, STATE OF NEVADA 89121:

SUITE E-6D

SECTION 2

TERM

The term of this Lease is one year (12 months) and 10 days* beginning on February 18, 2003, and terminating on February 28, 2004.

* Option to upgrade office space term of Lease and option to renew Lease.

SECTION 3

RENT

The minimum total rental under the lease is One Thousand Eight Hundred Fifty Dollars ($1,850.00). Lessee shall pay Lessor that amount in semi-annual installments with the first installment of Nine Hundred Fifty Dollars ($950.00) due in advance, beginning on the 18th day of February 2003, with the second and succeeding semi-annual payment of $900.00 due on the 1st day of September 2003 thereafter during the term of this lease.

It is agreed that it shall not be necessary for the Lessor to demand the rent or any other payment or payments of money required to be made under the terms of the lease, but Lessee shall pay each Installment of rent and other payments as the same shall become due to Lessor, or to any bank, trust company, or other place in the City of Las Vegas, State of Nevada, as may be designated from time to time in writing by Lessor.

In the event the rental payment is not made by the 5th day after the due date, and notwithstanding the Lessor's remedies in Section 17 hereof, a ten percent (10%) penalty shall be added to the rental. Additionally, if semi-annual payment is not received by the 30th day after the semi-annual due date (September 30, 2003) all services will be terminated and telephone service will be cancelled.

Lessee will deposit with Lessor ($995.00) as the first six month's rent. ($n/a) as last month's rent, ($125.00) as telephone front desk hook-up. Lessee has deposited with Lessor ($1,075.00). Lessee will pay eighty-five dollars ($85.00) for signage on the building.

SECTION 4

USE OF PREMISES

The premises are to be used for the purchase of administrative office of Lessee. Lessee shall reasonably restrict its use to such purposes and shall not use or permit the use of the premises for any other purpose without the written consent of Lessor, or Lessor's authorized agent. Lessor agrees to provide Lessee with access to the premises on every day of the week, holidays and weekends excluded not to exceed 10 hours per month (no key given to Lessee).

Lessee shall not use the premises in any manner that will increase risks covered by insurance on the premises and result in an increase in the rate of insurance or a conciliation of any insurance policy, even if such use may be in furtherance of Lessee's business purposes. Lessee shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the premises, and shall comply with all requirements of the insurers applicable to the premises necessary to keep in force the fire and liability insurance.

SECTION 5

WASTE, NUISANCE OR UNLAWFUL ACTIVITY

Lessee shall not allow any waste or nuisance in, on or about the premises, or use or allow the premises to be used for any unlawful purpose.

SECTION 6

UTILITIES

The Lessor will provide electricity, gas, garbage and sewer service, and will cause the premises to be adequately equipped for heating and cooling. Lessor shall provide the above utilities based upon normal consumption for the intended use. Should tenant require additional utilities over and above such normal consumption, these services shall be provided by Lessor.

SECTION 7

REPAIRS AND MAINTENANCE

Lessor shall maintain the outside premises and keep them in good repair at his expense, including, but not limited to the exterior walks, stairways, parking lots, shrubbery, landscaping, exterior lighting, roofing and outside windows. Lessor shall also be responsible for the maintenance and repair of any major malfunctions of the mechanical, electrical, plumbing, air conditioning and heating systems and any common toilet facilities.

Lessor shall maintain the Interior of the leased premises and keep them in good repair at Lessee's cost, including, but not limited to, light bulbs, fixtures, skylights, doors, carpets, etc.

The failure of the Lessor to make repairs shall not affect Lessee's obligation to pay the rent, provided Lessor acts in a reasonable manner to make such repairs.

SECTION 8

DELIVERY, ACCEPTANCE, SURRENDER OF PREMISES AND 90-DAY NOTICE OF VACANCY

Partial destruction of the leased premises shall not render this lease void or voidable, nor terminate it except as herein provided. If the premises are partially destroyed during the term of this lease, Lessor shall repair them when such repairs can be made in conformity with governmental laws and regulations, according to the following. In the event less than one (1) year is remaining on the original term of the lease, Lessor may either terminate the lease or require Lessee to sign a new lease for a new term prior to proceeding with the repairs as provided herein, at Lessor's option. Where more than one year remains on the original term of the lease, Lessor shall make the repairs as herein provided and the rent shall be reduced proportionately in accordance with the amount of space remaining available for occupancy be Lessee. Lessor shall not be liable for any other damages such as loss of business to Lessee. Written notice of the intention to Lessor to repair shall be given to Lessee within fifteen (15) days after any partial destruction. Lessor shall have the option to make them within a reasonable time and continue this lease in effect with proportional rental rebate to Lessee as provided for herein. If the repairs cannot be made in 120 days, and if Lessor does not elect to make them within thirty (30) days after the happening of the event causing the damage, either party shall have the option to terminate this lease.

In the event of compete destruction to the leased premises, either party hereto may terminate the lease at his option, unless it is agreed between the parties to make the necessary repairs and continue the lease.

Disputes between Lessor and Lessee relating to provisions of this section shall be arbitrated. The parties shall select an arbitrator and the two arbitrators selected shall together select a third arbitrator. The arbitrators shall determine the dispute, and their decisions shall be binding on the parties. The parties shall divide the costs of arbitration equally between them.

SECTION 10

ALTERATIONS, SIGNS AND AWNINGS INSTALLED BY LESSEE

Lessee shall make no alterations or changes in the leased premises nor construct or place signs, awnings, marquees, or other structures projecting from the exterior of the premises, without the written consent of Lessor. Such content shall not be unreasonably withheld. Lessee shall remove signs, displays, advertisements, or decorations it has placed on the premises that in the opinion of Lessor, are offensive or otherwise objectionable. If Lessee fails to remove such signs, displays, advertisements or decorations within five (5) days after receiving written notice from Lessor to remove them, Lessor reserves the right to enter the premises and remove them at the expense of Lessee. Lessee shall not use or permit the use of the roof of the demised premises.

SECTION 11

LIABILITY INSURANCE AND RISK OF LOSS

All personal property in the leased premises except that which is owned by the Lessor shall be at the risk of the Lessee only and the Lessor shall not be or become liable for any damage to said personal property, to said premises, or to said Lessee, or to any other persons or personal property caused by fire, flood, water leakage, odors, excessive heat, or extreme cold or for any damage whatsoever done or occasioned by water coming through the roof, or for any damage arising from any act or neglect of other tenants, occupants, or employees of the building in which the leased premises are situated or arising by reason of the use of or any defect in said building or any of the fixtures, equipment, person, or cause in any other manner whatsoever.

Lessee shall procure and maintain in force at his expense during the term of this lease and any extension thereof, adequate insurance to protect against any loss to the personal property or interior of the demised premises from any cause whatsoever. Lessee shall also be responsible to provide adequate liability insurance to protect against liability for damage claims through public use of or arising out of any accidents to employees, guests, business associates or any person who may be found upon the leased premises.

The above required insurance shall provide coverage for contingent liability of Lessor on any claims or losses and copies of the policies or a certificate of insurance shall be delivered to Lessor as evidence or compliances with the above terms.

Lessee shall obtain a written obligation from the insurers to notify Lessor in writing at least 30 days prior to cancellation or refusal to renew any policy. If the insurance policies are not kept in force during the entire term of the lease or any extension thereof, Lessor may procure the necessary insurance and pay the premium therefore, and the premium shall be repaid to Lessor as an additional rent installation for the month following the date on which, the premiums were paid by the Lessor.

Lessee shall procure and maintain in force, at his expense, during the term of the lease and any extension thereof, plate glass insurance and public liability insurance to protect against liability for damage claims through public use of or arising out of accidents occurring on the walks, stairways, parking lots and in the general area surrounding the building. Lessor shall also insure against any loss or damage to the structure itself and the surrounding area from any cause whatsoever.

SECTION 12

INDEMNIFICATION OF LESSOR - LIABILITY INSURANCE BY LESSEE

Lessee, as a material part of the consideration to be rendered to Lessor under this lease, hereby waives all claims against Landlord for damage to goods, wares and merchandise, in, upon or about said premises and for injuries to persons in or about said premises, from any causes arising at any time, and Lessee will hold Lessor exempt and harmless from any damage or injury to any person, or the goods, wares, and merchandise of any person, arising form the use of the premises by Lessee, or from the failure of Lessee to keep the premises in good condition and repair, as herein provided.

During the entire term of this lease, the Lessee shall, at the Lessee's sole cost and expense, but for the mutual benefit of Landlord and Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring in, upon or about the demised premises and on any sidewalks directly adjacent to the demised premises. The limitation of liability of such insurance shall be not less than ONE MILLION DOLLARS in respect to injury or death of on person and ONE MILLION DOLLARS in respect to any one accident and to the limit of not less than ONE MILLION DOLLARS in respect to property damage. All such policies of insurance shall be issued in the name of Lessee and Lessor and for the mutual and joint benefit and protection of the parties, and such policies of insurance or copies thereof shall be delivered to the Lessor.

SECTION 13

ASSIGNMENT, SUBLEASE, OR LICENSE

Lessee shall not assign or sublease the premises, or any right or privilege connected therewith, or allow any other person except agents and employees of Lessee to occupy the premises or any part thereof without first obtaining the written consent of Lessor. A consent by Lessor shall not be a consent to any subsequent assignment, sublease, or occupation by other persons.

An unauthorized assignment, sublease, or license to occupy by Lessee shall be void and shall terminate the lease at the option of Lessor. The interest and liability of Lessee in this lease is not assignable by operation of law without the written consent of Lessor. Lessor's consent to a sublease, if granted, does not release the Lessee from liability under this lease. Lessor shall not withhold his consent to sublease unreasonably. The right to assign shall be at the sole discretion of the Lessor.

SECTION 14

BREACH

The appointment of a receiver to take possession of the assets of Lessee, a general assignment for the benefit of creditors of Lessee, an action taken or allowed to be taken by Lessee under any bankruptcy act, the insolvency, or the failure of Lessee to comply with each and every term and condition of this lease shall constitute a breach of this lease. Lessee shall have seven (7) days after receipt of written notice from Lessor of any breach to correct the conditions specified in the notice, or if the corrections cannot be made within seven (7) days period, Lessee shall have a reasonable time to correct the default if action is commenced by Lessee within fifteen (15) days after receipt of the notice.

SECTION 15

GUARANTY

In consideration of, and as a material inducement for the execution by the "Landlord", of that certain Lease Agreement dated February 18, 2003, "Lease" and "Tenant" with respect to that certain premises known as: 2950 East Flamingo Road, Suite E-6D, Las Vegas, Nevada 89121, "Premises", the undersigned Guarantor hereby guarantees to Landlord, its successors and assigns the full and prompt payment of rent and all other sums and charges payable by Tenant, its successors and assigns, under the Lease, and further hereby guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant, its successors assigns. In the payment of any such rent and any and all other sums and charges, and any arrears thereof, to Landlord, its successors and assigns, and will forthwith pay to Landlord all damages, costs and expenses that may arise in consequence of any default by Tenant, its successors and assigns, under the Lease, including without limitation all reasonable attorneys' fees incurred in nonjudicial actions, at trial, and upon appeal and disbursements incurred by Landlord, or caused by any such default an/or by the enforcement of this Guaranty.

The Guaranty is an absolute and unconditional guaranty or payment and of performance, it shall be enforceable against the Guarantor without the necessity of any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant. Its successors and assigns, and without the necessity of any notice of nonpayment, nonperformance or nonobservant, any notice of acceptance of this Guaranty or any other notice of demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives. The Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives. The Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant's succcessors and assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant's obligations under the lease or otherwise by (a) the release or discharge of Tenant in any creditor's proceedings, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the national Bankruptcy Act or other statute or from the decision in any court; or (c) the rejection or disaffirmance of the Lease in any such proceedings.

This Guaranty shall be a continuing guaranty and the liability of the Guarantor shall in no way be altered, modified, or diminished by reason of any assignments, amendment, renewal, supplement, modifications or extension of the Lease or by reason of any modifications or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease, or by reason of any extension or time that may be granted by landlord to Tenant, its successors or assigns or a changed or different use of the premises consented to in writing by Landlord, or by reason of any dealings or transactions or matters or things occurring between Landlord and Tenant, its successors or assigns, whether or not notice thereof is given to the Guarantor.

Landlord's consent to any assignment or assignments, and successive assignments by Tenant and Tenant's assigns of the Lease made either with or without notice to the Guarantor, shall in no manner whatsoever release the Guarantor, shall in no manner whatsoever release the Guarantor from any liability as Guarantor.

The assignment by landlord of the Lease and/or the rights and proceeds thereof, made either with or without notice to the Guarantor, shall in no manner whatsoever release the Guarantor from and liability as Guarantor.

All of Landlord's rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver or any of the others. The obligations of the Guarantor hereunder shall not be released by Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions required to be performed and observed by Tenant under the Lease, nor shall the Guarantor be released by the maintenance of or execution upon any lien which landlord may have or assert against Tenant and/or Tenant's assets.

Until all the covenants and conditions in the lease on Tenant's part to be performed and observed are fully performed and observed, the Guarantor (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; )ba0 waives any right to enforce any remedy which the Guarantor now or hereafter shall have against Tenant by reason of any one or more payment or acts or performance in compliance with the obligations of the Guarantor hereunder; (c) subordinates any liability or indebtness or Tenant to Landlord under the Lease; and (d) waives any right provided by law to cause Landlord either to commence a proceeding against Guarantor to enforce the terms of the Guaranty or to waive Landlord's right to commence such a proceeding.]

Guarantor hereby submits itself to the jurisdiction of the courts of the State of Nevada and hereby irrevocably appoints Tenant, or if Tenant is more than one person then any of the, the manger, assistant manager or any acting manager of the facility being operated at any time during the term of the Lease at the premises and (If Tenant is a corporation, trustee of partnership) all persons of Tenant upon whom service of process may be served for service upon Tenant as its agents for the service of process in any action against Guarantor arising out of this Guaranty. Pursuant to such service, suit may be brought against Guarantor in the jurisdiction in which the premises are located. This provision does not affect any right to serve process under Guarantor in any other manner permitted by law.**

** Provided Tenant is in compliance with each and every term, covenant and condition contained in the Lease Agreement on its part to be performed, and Tenant has not been in default under the terms contained herein, Landlord agrees to release personally the undersigned as "personal guarantor" on the third (3rd) anniversary date of the date that Tenant occupied and accepts the leased premises.

SECTION 16

REMEDIES OF LESSOR

Lessor shall have the following remedies, in addition to its other rights and remedies contained herein and as provided by law, in the event Lessee breaches this lease agreement. If Lessee fails to pay any month's installment of rent for a period of five (5) days after written notice of default from the Lessor, or shall breach this agreement in any other manner as herein provided, Lessee shall be considered in breach of those agreements and all of the installments of rent for the whole term hereof, shall, at the option of Lessor or its assigns, become due and payable at once without demand.

Lessor may then, at his option:

  Re-enter the premises and Lessee shall surrender to Lessor or its assigns complete and peaceable possession of the premises and equipment herein leased, waiving all other notice of any kind or description. In the event the premises are abandoned or vacant or Lessee shall not be available to surrender the premises, Lessor may re-enter either by force or otherwise without being liable to any prosecution therefore. Re-entry shall not terminate the lease unless Lessor so elects by giving notice of such termination.

  Upon re-entry, Lessor may remove the property and personnel of Lessee and store the property at the expense of Lessee. Lessor may then proceed at his option to:

(a) Terminate this lease by giving thirty (30) days written notice of termination to Lessee. On termination, Lessor shall be entitled to all damages and costs proximately resulting from the breach, including any cost of recovering the premises and all costs of re-lettering the premises including all remodeling and alteration cost and repairs necessary to relet the premises up to the amount of the original improvement made under the original lease. Any difference between the balance of this lease and the costs described above shall be refunded to Lessee and all obligations under this lease shall terminate.

(b) Relet the premises for any term without terminating this lease at such rent and on such terms as Lessor may reasonably be able to obtain. Lessor may make any necessary alterations and repairs to the premises and Lessee shall be liable for the same up to the amount of original alterations and improvements provided under this lease. Lessee shall also be liable for all costs and expenses of reletting and for any difference between the rent and the rent installments payable under this lease agreement for the remaining term of this lease. Any difference between the total rent due and payable under the original term of this lease and the costs described above shall be refunded to Lessee at the end of this lease term.

Lessor, at its option, shall have the right to apply the rent received from reletting the premises: (1) to reduce Lessee's indebtedness to Lessor under the lease, not including indebtedness for rent, (2) to expenses of the reletting and alterations and repairs made, (3) to rent de under this lease, or (4) to payment of future rent under this lease as it becomes due.

Lessee shall continue to be liable under this lease in the event Lessor does not choose to terminate and accordingly if the new tenant does not pay a rent installment to Lessor, Lessee may be held liable for the entire rent installment up to the amount of the installment payable under this agreement.

Notwithstanding the above option, Lessor may at any time after such breach by Lessee, terminate the lease and after payment of all costs and expenses described above Lessee's liability hereunder shall terminate.

(c) Procure the appointment of a receiver to take possession and collect rents and profits of the business of Lessee, and if necessary to collect the rents and profits. The receiver may carry on the business of Lessee and possession of the personal property used in the business of Lessee, including inventory, trade fixtures, and furnishings and use them in the business without compensating Lessee. Proceedings for appointment of a receiver and the conduct of the business of Lessee by the receiver shall not terminate and forfeit this Lease unless Lessor has given written notice of termination to Lessee as provided herein. This provision (c ) shall not apply in the case of a personal service business such as a doctor, lawyer, accountant or other similar operation.

SECTION 17

ATTORNEY FEES

If either of the parties commence any action or proceeding against the other under or on account of this lease, including as action for rent, then and in such event the successful party shall be paid a reasonable attorney's fee by the non-successful party.

SECTION 18

CONDEMNATION

Eminent domain proceedings resulting in the condemnation of a part of the premises leases herein, but leaving the remaining premises usable by Lessee for the purposes of its business, will not terminate this lese unless Lessor, at its option, terminates the lease by giving written notice of termination to Lessee. The effect of any condemnation, where the option to terminate is not exercised, will be to terminate the lease as to the portion of the premises condemned, and the lease of the remainder of the demised premises shall remain intact. Lessor may convey property if a governmental agency has made a determination to condemn. If the premises remaining after such condemnation are not reasonably sufficient to enable Lessee to carry on his business as he did prior to the condemnation, Lessee shall have the option to terminate this agreement upon thirty (30) days written notice to Lessor.

SECTION 19

OPTION TO RENEW WITH 90-DAY NOTICE

Provided that Lessee is not in default of any of the terms of this lease, Lessor grants to Lessee an option to renew this Lease with a written 90-day notice, for a period of ONE YEAR after the expiration of the term of this lease. The total rent payable during the period of the option will be based on the cost of living index published by the Bureau of Labor Statistics of the United States Department of Labor, for the Southwest, using the period 2002 as the lease period. The rental for the years included in the option shall be computed by dividing the yearly sum paid for one year of the initial period of the lease by the index number for the 4.5%, and then by multiplying that amount by the index number for the month immediately preceding the initial month of the option period of this lease.

Notwithstanding anything contained in this section, the rental payable by the Lessee shall in no event be less than the rent specified in Section 3 hereof.

SECTION 20

WAIVER

The failure of the Lessor to insist upon a strict performance of any of the covenants or conditions of this lease, or to exercise any right or option herein conferred, in any one or more instances, shall not be construed as a waiver or a relinquishment for the future of any such covenants, conditions, rights, or options but the same shall remain in full force and effect; and the doing by the Lessor of any act or thing which Lessor is not obligated to do hereunder shall not be deemed to impose any obligation upon the Lessor to do any such act or thing in the future or in any way change or alter any of the provisions of this lease.

SECTION 21

TERMS BINDING UPON SUCCESSORS

The covenants and agreements contained in the within lease hereafter and hereinabefore set forth shall apply to, incure to the benefit of, and be binding upon the parties hereto, and upon their respective heirs, successors, executors, administrators and legal representative, except as expressly otherwise provided. Provided, however, in the case of a personal service corporation or business, this lease shall become terminable at the option of the legal representative upon the death or permanent and total disability of the person who is performing the major personal services and upon whose continuing employment the success of the business depends. Notwithstanding the lease shall not be terminable until all alteration costs and reletting expenses have been paid by the estate or the representative of Lessee, up to the amount of alteration costs originally expended for the use of Lessee under this Lease.

It is understood and agreed that time is of the essence of this agreement.

SECTION 22

NOTICES

Any notice or demand which under the terms of this lease or under any status or ordinance must or may be made by the parties hereto, shall be in writing and may be given or made by mailing the same via Certified Mail, addressed to the other party at the address hereinafter mentioned, to wit:

LESSOR:    "THE FLAMINGO INVESTMENTS FAMILY LIMITED PARTHERSHIP

                    2950 EASE FLAMINGO ROAD, SUITE B, LAS VEGAS, NEVADA 89121"

LESSEE: "    XSINVENTORY AND MICHAEL EVANGELISTA INDIVIDUALLY"

However, either party may designate in writing such a new or other address to which such notice or demand shall hereafter be so given, made or mailed. Any notice given hereunder by mail shall be deemed delivered when deposited in the United States General or Branch Post Office, enclosed in a certified mail prepaid envelope addressed as hereinabove provided.

SECTION 23

LIEN INDEMNITY

Lessee further covenants that it will at all times indemnify and hold Lessor harmless from and against any and all liens and charges of any and every nature and kind which may at any time be established against said premises, or any part thereof, as a consequence of any act of Lessee.

SECTION 24

LIEN RIGHTS

Lessee hereby grants to the Lessor a continuing landlord's lien, not dependent upon possession, upon all equipment, fixtures and property brought onto the leased premises by the Lessee, which said lien is granted to the Lessor as additional security for the payment of rents or damages which may become due to the Lessor from the Lessee under the terms of this lease.

SECTION 25

PERSONAL PROPERTY TAX

Lessee agrees to pay, or cause to be paid, before delinquency, any and all taxes levied or assessed, and which become payable during the term hereof, upon all equipment, furniture, fixtures and other personal property located in the premises, except that which may be owned by the Lessor.

SECTION 26

HOLDOVER BY LESSEE

The failure of Lessee to surrender the demised premises on the date provided in Section 2 hereof as the date of the termination of the lease term, and the subsequent holding over by Lessee, with or without the consent of the Lessor, shall result in the creation a tenancy from month-to-month at a monthly rental in an amount equal to double the rate of rental stipulated herein for the monthly installments, payable on the first day of each month during the month-to-month tenancy, in advance. This provision does not give the Lessee any right to hold over at the expiration of the term. All other terms and conditions of this lease shall remain in full force and effect during any month-to-month tenancy hereunder. In addition to the double rent payments, the Lessee may be liable for all other damages the Lessor may recover at an action at law.

SECTION 27

ACCORD AND SATISFACTION

Any payment made by the Lessee of an amount less than the monthly rent will be deemed to be a part payment, and any endorsement or statements on the check, or any letter accompanying the check shall not be deemed an accord and satisfaction. Lessor may accept such a check without prejudice to his rights to recover the balance.

SECTION 28

ESTOPPEL

Within ten (10) days after request therefore by Landlord, or in the event that upon any sale, assignment or hypothecation of the demised premises or the land thereunder by the Landlord, an offset statement shall be required from the Tenant. Tenant agrees to deliver in recordable form a certificate addressed to any such proposed mortgage or purchaser or to the Landlord certifying that this Lease is in full force and effect (if such be the case) and that there are no differences or offsets thereto or stating those claimed by Tenant.

SECTION 29

SUBORDINATION

Lessee agrees that this lease is and shall always be subordinate to any mortgage, deed of trust, or other instrument of security which have been or shall be placed on the land and building, or land or building of which the Premises form a part, and such subordination is hereby made effective without any further act by Lessee.

SECTION 32

This Lease includes any addendums attachments hereto, including the "Rules and Regulations".

The term "Lessor" as used herein, means and includes, but is not limited to, Lessors, Lessor's employees and Lessor's agents.

The term "Lessee" as used herein, means and includes Lessees.

Any singular term includes the plural thereof, if applicable to the circumstances.

Lessor's agents have authority to act in Lessor's place and stead to enforce all of the Lessor's rights hereunder.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the date and year first about written.

/s/Russell R. Hart	/s/Michael Evangelista
LESSOR: RUSSELL R. HART	LESSEE: XSINVENTORY AND
MICHAEL EVANGELISA

THE FLAMINGO INVESTMENTS INDIVIDUALLY
FAMILY LIMITED PARTNERSHIP

DATED: 2/28/03	DATED: 2/28/03

The obligations of the Lessee in the foregoing lease are hereby jointly and severally guaranteed.

LESSEE: /s/Michael Evangelista

                 XSINVENTORY AND MICHAEL

                 EVANGELISTA INDIVIDUALLY

STATE OF NEVADA   )

                                      ) SS:

COUNTY OF CLARK )

On this 28th day of February, 2002, personally appeared before me, the undersigned, a Notary Public in and for said County and State, Michael Evangelista, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal

/s/Debra K. Amigone

Notary Public in and for said

County and State

ADDENUM A

FLAMINGO EXECUTIVE SUITES

The following terms and condition have been agreed upon:

Lessee to receive and have use of the following services from Flamingo Investment Family Limited Partnership:

a. Receptionist - answer all incoming calls during normal business hours, 9:00 a.m. - 5:00 p.m. Monday-Friday, excluding holidays and weekends. Receptionist to take message - including date, time, for whom, from whom, and brief message. Receptionist to keep log of all messages. Maximum calls not to exceed 10 calls per week, otherwise charge for secretary time to be $.40 (40 cents) per minute.

Telephone number at switchboard is: To be assigned

b. Free, unreserved parking.

c. Office access Monday - Friday 9:00 a.m. - 5:00 p.m. excluding holidays. No keys to office or building are provided to Corporate Identity tenants.

d. Mail service - forwarding of mail per tenant instructions via UPS, FEDEX or postage paid envelopes, once a week.

e. Use of fax machine ($1.00 per page for incoming or outgoing local, in state calls). $1.50 per page for use of fax machine for out-of-state, outgoing long distance fax.

f. Use of copy machine ($.25 per copy, payable at time of service).

g. Scheduled use of conference room. Scheduling prioritized based on percentage of leased square footage. The availability will be during normal business hours, Monday thru Friday, 9:00 a.m. thru 5:00 p.m., excluding holidays - no charge. Should conference room be requested other than the above mentioned schedule (weekends or after normal business hours), the cost is twenty dollars ($20.00) per hour.

h. Secretarial services will be made available upon request at additional charge. Cost of services will be posted in receptionist's area.

Payable at time of service.

i. Lessee must install at own expense name or company identity on the window. Window lettering (size, type and location) to be approved by Lessor. Any matters not pre-approved and signed by both the Lessor and Lessee on a "Signage Approved Form", will be remove at the expense of the tenant. Refer to ADDENDUM C.

j. Free use of kitchen

EXHIBIT "A"

RULES AND REGULATIONS ATTACHED TO

AND MADE A PART OF THIS LEASE

  No sign, placard picture, advertising, name or notice shall be inscribed, displayed or printed or fixed on or to any part of the outside or inside of the building without the written consent of the Lessor first had an obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee.

  No Lessee shall obtain for use upon the premises ice, drinking water, towel or other similar service on the premises, except from persons authorized by the Lessor and at the hours and under the regulation fixed by the Lessor.

  Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to the Lessor and other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with the other Lessees or those having business therein, nor shall any animals or bird be brought in or kept in or about the premises of the building.

  No cooking shall be done or permitted by any Lessee on the premises, nor shall the premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

  Lessee shall not use or keep in the premises or the building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor.

  No furniture, packages, supplies, equipment or merchandise will be received in the building except between such hours as shall be designated by the Lessor.

  Lessor reserves the right to exclude or expel from the building any person who, in the judgment or Lessor, is intoxicated or under the influence of liquor or drugs, or who shall on any manner do any act in violation of any of the rules and regulations of the building.

  Lessee shall not disturb, solicit, or canvass any occupant of the building and shall cooperate to prevent same.

  No bicycles or vehicles of any kind shall be brought into or kept in or about the premises. Lessee shall not cause or permit any unusual or objectionable odors to be produced upon or to permeate from the premises. Lessee shall maintain a non-smoking environment. No smoking will be allowed within the building.

  Less agrees to keep common areas, i.e. refrigerator, coffee area, restrooms, etc. neat, clean and sanitary.

  Lessor may at any time revoke, supplement or modify these Rules and Regulations, or any portion thereof, whenever in Lessor's sole opinion such changes are required for the care, cleanliness, safety or preservation of good order in the building. All such changes shall be effective five (5) days after delivery to Lessee of written notice thereof, except in the event of emergency, in which event they shall be effective immediately upon receipt.

ADDENDUM B

SIGNAGE APPROVAL FORM

FLAMINGO EXECUTIVE SUITES

2950 EAST FLAMINGO ROAD

LAS VEGAS, NEVADA 89121

COMPANY NAME: XSINVENTORY AND MICHAEL EVANGELISTA INDIVIUALLY

PRINT NAME AS YOU REQUEST IT TO APPEAR IN CAPITOL LETTERS ON:

1. Window XSINVENTORY

                    3" - BASKERVILLE FONT

DATE: 2/28/03

NOTE: You are responsible to make you Payment to Flamingo Investment Family Limited Partnership in the amount of Eighty-five Dollars ($85.00)

KEY POLICY FOR CORPORATE IDENTITY TENANTS WITH OFFICE

FLAMINGO EXECUTIVE OFFICE

COMPANY: XSINVENTORY AND MICHAEL EVANGELISTA INDIVIDUALLY

KEYS TO THE E-6D SUITE SHALL REMAIN WITH THE MANAGEMENT.

ACCESS TO E-6D IS AVAILABLE DURING NORMAL

BUSINESS HOURS: (:00 a.m. - 5:00 p.m., MONDAY THRU FRIDAY, ECLUDING

HOLIDAYS AND WEEKENDS.

NO KEYS ARE DISTRUBTED TO TENANTS WITH CORPORATE IDENTITY WITH OFFICE.